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                                                                    EXHIBIT 10.9



                                 PROMISSORY NOTE




U.S. $100,000.00                                              SEPTEMBER 30, 1998

                  FOR VALUE RECEIVED, the undersigned, MULTI-LINK COMMUNICATIONS, INC AND/OR MULTI-LINK TELECOMMUNICATIONS, INC. a Colorado Corporation ("Maker"), hereby promises to pay to the order of Octagon Strategies, Inc. (hereinafter referred to, together with each subsequent holder hereof, as "Holder"), at 811, Lincoln Street, Suite 500, Denver, CO 80203 or at such other address as may be designated from time to time hereafter by any Holder, the principal sum of One Hundred Thousand, Dollars ($100,000.00), as hereinafter provided, in lawful money of the United States of America.

                  1. Payments. Subject to the availability of funds, the loan will be repaid on demand of Holder. The loan is revolving in nature and Holder may, from time to time advance funds to Maker for general corporate purposes.

                  2. Interest. Interest is payable at the rate of 10% per annum.

                  3. Collateral. None.

                  4. Events of Default. The entire unpaid principal balance of this Promissory Note, together with all unpaid interest accrued thereon and all other sums owing under this Promissory Note shall at the option of Holder become immediately due and payable without notice or demand upon the occurrence of any one or more of the following events ("Events of Default"), regardless of the cause thereof and whether within or beyond the control of Maker:

                           (a) the failure of Maker to pay any sum when due
                  under this Promissory Note and such failure shall continue unremedied for thirty (30) days after such payment is due;

                           (b) any representation or warranty made herein shall
                  prove to be false or misleading in any material respect;

                           (c) any default (other than for the payment of money)
                  shall occur on the part of Maker in the due observance or performance of any covenant or other provision of this Promissory Note, which default has not been cured within thirty (30) days following notice thereof to Maker;

                           (d) Maker shall fail to pay principal or interest on
                  any indebtedness (now or hereafter existing) owed to any person (other than Holder) beyond any period of grace provided with respect thereto, or shall default in the performance of any agreement, term or condition contained in any agreement under which any such obligation is created, if the effect of such default is to cause the holder or holders of such indebtedness to accelerate the maturity thereof;

                           (e) Maker shall (i) apply for or consent to the
                  appointment of a receiver, trustee in bankruptcy for benefit of creditors, or liquidator of any of them or of any of the property of any of them; (ii) admit in writing their or his inability to pay their or his debts as they mature or generally fail to pay such debts as they mature; (iii) make a general assignment for the benefit of creditors; (iv) be adjudicated a bankrupt or insolvent; (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors, or seeking to take advantage of any bankruptcy or reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute or an answer admitting an act of bankruptcy alleged in a petition filed against any of them in any proceeding under such law; or (vi) take any corporate action for the purpose of affecting any of the foregoing; and









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                           (f) an order, judgment or decree shall be entered
                  against Maker without its application, approval or consent, or by any court of competent jurisdiction, approving a petition seeking reorganization of any of them or appointing a receiver, trustee or liquidator of Maker or of all or a substantial part of the assets thereof, if such order, judgment or decree shall continue unstayed and in effect for a period of sixty (60) consecutive days from the date of entry thereof.

                  5. Waivers and Covenants. Maker and all parties now or hereafter liable for the payment hereof, primarily or secondarily, directly or indirectly, and whether as endorser, guarantor, surety, or otherwise, hereby severally waive presentment, notice of dishonor and protest, and they hereby agree to any extension of time of payment and partial payments before, at or after maturity.

                  6. Remedies; Collection. Holder shall be entitled to pursue any and all rights and remedies provided by applicable law and/or under the terms of this Promissory Note, all of which shall be cumulative and exercised successively or concurrently. Upon the occurrence and during the continuation of any Event of Default, Holder, at its option, may at any time declare any and all liabilities of Maker to Holder hereunder immediately due and payable without demand or notice of any kind. Holder's delay in exercising or failure to exercise any rights or remedies to which Holder may be entitled if any Event of Default occurs shall not constitute a waiver of any of Holder's rights or remedies with respect to that or any subsequent Event of Default, whether of the same or a different nature, nor shall any single or partial exercise of any right or remedy by Holder preclude any other or further exercise of that or any other right or remedy. Upon the occurrence of an Event of Default, Holder shall be entitled to recover reasonable costs and expenses of collection, including reasonable attorneys' fees.

                  7. Governing Law. This Promissory Note shall be governed by and enforced in accordance with the laws of the State of Colorado. IN WITNESS WHEREOF, Maker has caused this Promissory Note to be executed by its duly authorized representative as of the date hereof.

                                  MULTI-LINK COMMUNICATIONS, INC.
                                  A COLORADO CORPORATION.


                                  /s/ SHAWN STICKLE
                                  -------------------------------------------
                                  SHAWN STICKLE
                                  MANAGING DIRECTOR

                                  MULTI-LINK TELECOMMUNICATIONS, INC.
                                  A COLORADO CORPORATION.


                                  /s/ SHAWN STICKLE
                                  -------------------------------------------
                                  SHAWN STICKLE
                                  MANAGING DIRECTOR